EMPLOYMENT AGREEMENT
BETWEEN
CELLCEUTIX CORPORATION
AND
LEO EHRLICH

1.  Term

     The term of this Agreement shall commence on December 29, 2010 and shall terminate on December 31, 2013.

2.  Duties

Executive shall be employed by Company as its Chairman and Chief Executive Officer.  Executive shall report directly and solely to the Company's Board of Directors ("Board").  Executive shall devote his full time and best efforts to the Company.  Company agrees to nominate Executive for election to the Board as a member of the management slate at each annual meeting of stockholders during his employment hereunder at which Executive's director class comes up for election.  Executive agrees to serve on the Board if elected.

3.  Salary

     Executive shall receive an annual base salary for $350,000 per year commencing January 1, 2011, with annual increase of 10% for each year commencing January 2012 during the term of the Agreement.  The Board, in its discretion, may increase the base salary based upon relevant circumstances.

4.  Stock Options

Executive is hereby granted on the date hereof Options Group A  which options are exercisable at $0.10 per share,  the closing bid price of December  29, 2010, the date hereof.

Group A Options (which is comprised in its entirety of 18 million Shares) shall become vested and exercisable (i) as to 6 million Shares on the date hereof, (ii) as to 6 million Shares on June 30, 2011 and (iii) as to 6 million Shares on January 3, 2012.

Company shall us its best efforts to maintain the effectiveness of the registration of all shares issuable upon the exercise of any stock options hereby granted to Executive by Company pursuant to the appropriate form of registration statement under the Securities Act of 1933.

Executive shall be permitted the maximum number of Reloads on exercise of options pursuant to Section 8 of the 2010 Equity Incentive Plan.  Additionally, Company shall, to the extent permitted by law, make loans to Executive in reasonable amounts on reasonable terms and conditions during his employment by Company to facilitate the exercise of the options granted to him as described above.

5.  Benefits

     Executive shall be entitled to receive all benefits generally made available to executives of Company.

6.  Reimbursement for Expenses

     Executive shall be expected to incur various business expenses customarily incurred by persons holding like positions, including but not limited to traveling, entertainment and similar expenses incurred for the benefit of Company.  Subject to Company's policy regarding the reimbursement of such expenses (which does not necessarily provide for reimbursement of all such expenses), Company shall reimburse Executive for such expenses from time to time, at Executive's request, and Executive shall account to Company for such expenses.

7.  Termination by Company

(a)	Company shall have the right to terminate this Agreement under the following circumstances:

          (i)  Upon the death of Executive.

          (ii) For good cause upon notice from Company. Termination by Company   of Executive's employment for "good cause" as used in this Agreement shall be limited to gross negligence or malfeasance by Executive in the  performance of his duties under this Agreement (whether before or after a  corporate sale or combination event identified in Section 10(ii) below) or  the voluntary resignation by Executive as an employee of Company without  the prior written consent of Company.

       (b) If this Agreement is terminated pursuant to Section 7(a) above, Executive's rights and Company's obligations hereunder shall forthwith terminate except as expressly provided in this Agreement and as further provided with respect to the Options hereby granted.

       (c) If this Agreement is terminated pursuant to Section 7(a)(i) or (ii) hereof, Executive or his estate shall be entitled to receive a cash payment equal to the present value (based on Company's then current cost of borrowing as determined by Company's chief financial officer for the remainder of the term hereof) of his base salary for the balance of the term of this Agreement, payable within 30 days of the date of termination.  Notwithstanding the foregoing, no such payments shall be made until such payment is no longer subject to Section 162(m) of the Code.  All stock options granted to Executive shall also immediately vest upon such termination and remain exercisable until the earlier of the fifth anniversary of the date of such termination or the expiration of such options on the scheduled expiration dates set forth in the stock option agreements related thereto.

     (d) Whenever compensation is payable to Executive hereunder during a time when he is partially or totally disabled and such disability (except for the provisions hereof) would entitle him to disability income or to salary continuation payments from Company according to the terms of any plan now or hereafter provided by Company or according to any Company policy in effect at the time of such disability, the compensation payable to him hereunder shall be inclusive of any such disability income or salary continuation and shall not be in addition thereto.  If disability income is payable directly to Executive by an insurance company under an insurance policy paid for by Company, the amounts paid to him by said insurance company shall be considered to be part of the payments to be made by Company to him pursuant to this Section 7, and shall not be in addition thereto.

8.  Termination by Executive

     Executive shall have the right to terminate his employment under this Agreement upon 30 days' notice to Company given within 60 days following the occurrence of any of the following events, each of which shall constitute "good reason" for such termination:

          (i) Executive is not elected or retained as Chairman and Chief Executive Officer and a director of Company.

          (ii) Company acts to materially reduce Executive's duties and  responsibilities hereunder.  Executive's duties and responsibilities shall not be deemed materially reduced for purposes hereof solely by virtue of the fact that Company is (or substantially all of its assets are) sold to, or is combined with, another entity provided that (a) Executive shall  continue to have the same duties, responsibilities and authority with  respect to Company's businesses as he has as of the date hereof and as Executive may have with respect to businesses added hereafter, including but not limited to, biotechnology and  (b) Executive shall report solely and directly to the board of directors (and not to the chief executive officer or chairman of the board of directors) of the entity (or to the  individual) that acquires Company or its assets or, if there shall be an ultimate parent of such entity, then to the board of directors of such ultimate parent and (c) Executive shall be elected and retained as a member of the board of directors of such entity or ultimate parent (if there shall  be one).

9.  Consequences of Breach by Company

     If Executive's employment is terminated pursuant to Section 9 hereof, or if Company shall terminate Executive's employment under this Agreement in any other way that is a breach of this Agreement by Company, the following shall apply:

          (i) Executive shall receive a cash payment equal to the present value (based on Company's then current cost of borrowing as determined by the chief financial officer of Company for the remainder of the term hereof) of Executive's base salary hereunder for the remainder of the term, payable within 30 days of the date of such termination.

          (ii) Subject to Section 9 hereof, all stock options granted by Company to Executive prior to the date hereof shall accelerate and become immediately exercisable and thereafter remain exercisable until the earlier of the fifth anniversary of the date of such termination or the scheduled expiration dates for such options set forth in  the stock option agreements relating thereto, and all restrictions imposed by this Agreement and in the Stock Option Agreement as agreed to be amended pursuant to Section 9 hereof relating to the sale, assignment or other transfer of Shares acquired or to be acquired upon exercise of the Options shall immediately lapse.

10.  Compensation Upon Termination

Notwithstanding anything to the contrary in this Agreement, the following shall apply to any benefits provided under Sections 7-9 that constitute “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”):

(i) Any payment of such benefits shall not commence in connection with the Executive’s termination of employment unless and until the Executive has also incurred a “separation from service,” (as defined in Treasury Regulations Section 1.409A-1(h)) (“Separation from Service”) or such termination of employment is due to the Executive’s death, unless the Company reasonably determines that such amounts may be provided to the Executive without causing the Executive to incur the adverse personal tax consequences under Section 409A.

(ii) It is intended that (A) each installment of any such benefits be regarded as a separate “payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2)(i), (B) all payments of any such benefits satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9)(iii), and (C) any such benefits consisting of premiums payable under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) also satisfy, to the greatest extent possible, the exemption from the application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(9)(v). However, if the Company determines that any such benefits constitute “deferred compensation” under Section 409A and the Executive is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i), then, solely to the extent necessary to avoid the imposition of the adverse personal tax consequences under Section 409A, (i) the timing of such benefit payments shall be delayed until the earlier of (a) the date that is six (6) months and one (1) day after the Executive’s Separation from Service and (b) the date of the Executive’s death (such applicable date, the “Delayed Initial Payment Date”), and (ii) the Company shall (a) pay the Executive a lump sum amount equal to the sum of the benefit payments that the Executive would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the benefits had not been delayed pursuant to this paragraph and (b) commence paying the balance, if any, of the benefits in accordance with the applicable payment schedule.

11.  Excise Tax Limit

     In the event that the vesting of the Options together with all other payments and the value of any benefit received or to be received by the Executive would result in all or a portion of such payment being subject to excise tax under Section 4999 of the Code, then the Executive's payment shall be either (A) the full payment or (B) such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code (the "Excise Tax"), whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Executive, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code.  All determinations required to be made under this Section 11 shall be made by nationally recognized accounting firm which is the Company's outside auditor immediately prior to the event triggering the payments that are subject to the Excise Tax, which firm must be reasonably acceptable to Executive (the "Accounting Firm"). The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and Executive. Notice must be given to the Accounting Firm within fifteen (15) business days after an event entitling Executive to a payment under this Agreement. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Accounting Firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). For the purposes of all calculations under Section 280G of the Code and the application of this Section 11, Company and Executive hereby elect and agree to make all determination as to present value using 120 percent of the applicable Federal rate (determined under Section 1274(d) of the Code) compounded semiannually, as in effect on the date of this Agreement. Company agrees to reimburse Executive (on an after-tax basis) for his reasonable legal and other professional expenses of pursuing any reasonable contest, claim or cause of action (including any claim of tax refund) on his own behalf that may arise (notwithstanding the application of the foregoing provisions of this Section 11) as a result of (i) the Internal Revenue Service seeking to impose an Excise Tax on Executive or (ii) Company (or any successor) withholding or seeking to withhold any Excise Tax from any payment or benefit to Executive without Executive's consent; provided, however, reimbursement will only be provided under this subsection (ii) if Executive prevails (excluding a settlement).

12.  Binding Agreement

     This Agreement shall be binding upon and inure to the benefit of Executive, his heirs, distributees and assigns and Company, its successors and assigns. Executive may not, without the express written permission of the Company, assign or pledge any rights or obligations hereunder to any person, firm or corporation.

13.  Amendment; Waiver

     This Agreement contains the entire agreement of the parties with respect to the employment of Executive by Company and supersedes, on and as of the date hereof, the Old Employment Agreement.  No amendment or modification of this Agreement shall be valid unless evidenced by a written instrument executed by the parties hereto.  No waiver by either party of any breach by the other party of any provision or condition of this Agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

14.  Governing Law

           This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of New York.  Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association’s commercial rules then in effect. The arbitration will be conducted in New York, New York. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

The parties agree that this Agreement (together with any stock option agreements entered into between Company and Executive and any other documents or agreements specifically referred to herein) shall constitute the sole and conclusive basis for establishing Executive's compensation for all services provided by him hereunder.

15.  Notices

     All notices which a party is required or may desire to give to the other party under or in connection with this Agreement shall be given in writing by addressing the same to the other party as follows:

 If to Executive to:

Leo Ehrlich
100 Cumming Center, Suite 151-B
Beverly, MA  01915

 If  to the Company, to:

CELLCEUTIX CORPORATION
100 Cumming Center, Suite 151-B
Beverly, MA  01915

(978)-633-3623

or at such other place as may be designated in writing by like notice.  Any notice shall be deemed to have been given within 48 hours after being addressed as required herein and deposited, first-class postage prepaid, in the United States mail.

IN WITNESS WHEREOF, the parties have executed this Agreement this 29th  day of
December 2010.

CELLCEUTIX CORPORATION                                    LEO EHRLICH

By:  /s/ Krishna Menon, Chief Scientific Officer          By:  /s/ Leo Ehrlich, Employee, Chief Executive Officer